Effective April 30, 2013

AMENDMENT NO 3 TO THE AGREEMENT

BETWEEN

KAVSAR GENERAL TRADING FZE

and

DWM PETROLEUM AG

Relating to the sale and purchase of
80% of the issued share capital
of TF Petroleum AG

THIS AMENDMENT (“Amendment”) is made effective as of April 30, 2012

BETWEEN:

(1)	KAVSAR GENERAL TRADING FZE a company organised under the laws of The UAE whose registered office is at Hamriyah Free Zone, P.O. Box No 51393, Sharjah, UAE (hereinafter referred to as “Kavsar”); and

(2)	DWM PETROLEUM AG, a company registered in Switzerland, having its registered office at Bahnofstrasse 9, Baar, Switzerland (hereinafter referred to as “DWM”).

BACKGROUND:

A.

Effective December 31, 2012, Kavsar and DWM entered into a share purchase agreement relating to the sale and purchase of 80% the issued share capital of TF Petroleum AG, a Swiss company that would hold 100% shares in Petroleum Sugd, a Tajik company (hereinafter “SPA”).

B.	SPA has been subsequently amended effective as of December 31, 2012 and April 30, 2013, respectively.

C.	DWM now desires and Kavsar is willing to further amend the provisions in the SPA as follows.

NOW THEREFORE, KAVSAR AND DWM AGREE as follows:

1.	In Article 3.4.1 of the SPA, time period required for satisfaction of Conditions Precedents (as defined in the SPA) is increased from 180 days to 270 days.

2.	In Article 3.4.3 of the SPA, time period required for satisfaction of Conditions for Next Advance (as defined in the SPA) is increased from 150 days to 180 days.

3.	Except for the amendments above, all other terms and conditions of the SPA shall remain in full force and effect.

IN WITNESS WHEREOF this Amendment has been signed by the parties (or their duly authorised representatives) effective as of April 30, 2013.

KAVSAR GENERAL TRADING FZE	DWM PETROLEUM AG

/s/ Kh Nozimov	/s/ Werner Ladwein
Name: Kh Nozimov	Name: W. Ladwein
Title: CEO	Title: CEO & President